UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Bonus Plan

On July 17, 2017, the Board of Directors (the “Board”) of Connecture, Inc. (the “Company”) approved the Company’s executive bonus plan (the “2017 Bonus Plan”) for the 2017 fiscal year.  The 2017 Bonus Plan provides for the payment of cash bonuses to certain of the Company’s executive officers, including the Company’s principal executive officer, principal financial officer and current named executive officers, that are employed on a full-time basis by the Company or one of its wholly owned subsidiaries at the time of the payment, based on performance measures and payout formulas determined by the Board and targets for each performance measure established by the Board.

For each of the Company’s principal executive officer, principal financial officer and current named executive officers participating in the 2017 Bonus Plan, the total bonus opportunity will be based on the achievement of two corporate performance measures, Bookings and EBITDA-Cash Basis, with each measure representing 50% of the target bonus award.  The total bonus opportunity for each of the Company’s principal executive officer, principal financial officer and current named executive officers is equal to 50% of such officer’s annual base salary.  The Bookings measure is defined as monthly bookings based on committed or contracted levels in the Company’s customer agreements.  The EBITDA-Cash Basis measure is defined as billings less expenses, as determined in accordance with generally accepted accounting principles, adjusted for the change in deferred costs, and excludes depreciation, amortization, stock based compensation, net interest, other expense, taxes, and non-cash impairments of goodwill, intangible and/or long-lived assets.

Payments for achievement of each corporate performance measure are subject to certain thresholds.  The Company must meet minimum thresholds for each corporate performance measure in order for the participant to receive the portion of the target bonus attributable to such corporate performance measure.  Each of the Company’s principal executive officer, principal financial officer and current named executive officers participating in the 2017 Bonus Plan will be entitled to 50% of the target bonus portion attributable to the Bookings target upon achievement of 80% of the Bookings goal and 50% of the target bonus portion attributable to the EBITDA-Cash Basis target upon achievement of 80% of the EBITDA-Cash Basis goal.  For each of the Company’s principal executive officer, principal financial officer and current named executive officers participating in the 2017 Bonus Plan, the maximum bonus amounts payable with respect to each measure is 100% of the target bonus portion attributable to such measure if performance meets or exceeds 100% of the respective goal.

Actual bonus amounts under the 2017 Bonus Plan paid to executive officers may be more or less than the target bonus amounts.  The Board or the Compensation Committee of the Board has the discretion to award bonus amounts that differ for attainment of performance goals that fall above or below the specified goals.

Retention Compensation Plan

In addition, on July 17, 2017, the Board also approved an executive retention compensation plan (the “Retention Compensation Plan”) to induce certain senior employees of the Company designated by the Board to remain with the Company and enhance the value of the Company’s capital stock.  The Company’s principal executive officer, principal financial officer and current named executive officers have been designated by the Board as participating employees under the Retention Compensation Plan.

Pursuant to the Retention Compensation Plan, participating employees may receive equity awards or cash awards, or both.  All equity awards are in the form of restricted stock units (“RSUs”) to be settled in shares of the Company’s common stock pursuant to the Company’s 2014 Equity Incentive Plan and feature a combination of RSUs with time-based and performance-based vesting conditions as specified in the Retention Compensation Plan.  Cash awards consist of retention bonus arrangements (the “Bonus Arrangements”), pursuant to which the recipient will be entitled to a retention bonus and a contingent bonus.  The retention bonus will be payable in cash upon a change in control of the Company or if a change in control has not occurred within five years of the date of the Retention Compensation Plan, in shares of the Company’s common stock.  The contingent bonus will be payable in cash only upon a change in control that occurs within five years of the date of the Retention Compensation Plan and in which the consideration payable for a share of the Company’s common stock equals or exceeds a threshold established by the Board as of the approval of the Retention Compensation Plan.  In the event that a change in control occurs within six months of either of the Company’s principal executive officer and principal financial officer being terminated by the Company without cause or resigning for good reason (each as defined in the respective officer’s employment agreement), such officer will be entitled to receive the retention bonus and contingent bonus if the criteria for payment are satisfied.  For all other participating employees, the recipient must be employed by the Company on the date of payment in order to receive either bonus award.

The amounts payable to the Company’s principal executive officer, principal financial officer and current named executive officers pursuant to the Retention Compensation Plan are as follows:

Name and Principal Position	RSUs with Time-Based Vesting	RSUs with Performance-Based Vesting	Retention Bonus	Contingent Bonus
Jeffery A. Surges, Chief Executive Officer	500,000	900,000	$750,000	$250,000
Vincent E. Estrada, Chief Financial Officer	250,000	475,000	$375,000	$125,000
Mark E. Granville, Chief Delivery Officer	187,500	337,500	$100,000	$33,333

The Bonus Arrangements for each of the Company’s principal executive officer, principal financial officer and current named executive officers were entered into effective July 21, 2017 and the RSUs with time-based vesting were granted by the Board as of July 17, 2017.

In addition, pursuant to the Retention Compensation Plan and effective as of July 21, 2017, the Company entered agreements (the “Separation Pay Agreements”) with each of Mr. Surges and Mr. Estrada, the Company’s principal executive officer and principal financial officer, respectively, pursuant to which Mr. Surges and Mr. Estrada will be entitled to cash severance of $225,000 and $150,000, respectively, in the event that either officer is terminated by the Company without cause or resigns for good reason (each as defined in the respective officer’s employment agreement), subject to compliance with the terms of such officer’s employment agreement with respect to the payment of separation benefits.  The cash severance provided for in the Separation Pay Agreements is in addition to any separation benefits provided for by the officer’s existing employment agreements.

The foregoing description of the Retention Compensation Plan, Bonus Arrangements and Separation Pay Agreements does not purport to be complete and is qualified in its entirety by reference to the Retention Compensation Plan which is filed as Exhibit 10.1 hereto, the forms of Bonus Arrangements which are filed as Exhibits 10.2.1 and 10.2.2 hereto and the Separation Pay Agreements for each of Mr. Surges and Mr. Estrada, which are filed as Exhibits 10.3 and 10.4 hereto, respectively, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Retention Compensation Plan

10.2.1	Form of Bonus Agreement (Principal Executive Officer and Principal Financial Officer)

10.2.2	Form of Bonus Agreement (All Other Participants)

10.3	Separation Pay Agreement between the Company and Jeffery A. Surges, dated July 21, 2017

10.4	Separation Pay Agreement between the Company and Vincent E. Estrada, dated July 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: July 21, 2017	/s/ Vincent E. Estrada
Vincent E. Estrada Chief Financial Officer